                                                               EXHIBIT (p)(iii)

                            MAZAMA CAPITAL MANAGEMENT
                                 CODE OF ETHICS


1.       BACKGROUND

         Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "Investment Company Act") requires that Mazama Capital Management, Inc. ("Mazama"), if it serves as a subadviser or adviser to a registered investment company (a "Trust"), to adopt a written Code of Ethics and to report to the Board of Trustees of a Trust (the "Board") any material compliance violations. The Board may approve a Code of Ethics only after it has made a determination that the Code of Ethics contains provisions designed to prevent "Access Persons" (summarized below and further defined in Appendix 1) from engaging in fraud. In addition, certain key "Investment Personnel" (summarized below and defined in Appendix 1) of Mazama are subject to further pre-clearance procedures with respect to their investment in securities offered through an initial public offering (an "IPO") or private placement (a "Limited Offering").

2.       KEY DEFINITIONS

         For other definitions, see Appendix 1

         The term "Access Person" is generally defined by the Rule to include:
         (i) any director, trustee, officer, general partner or key investment personnel of a Trust or an investment adviser to a Trust; and (ii) any director, officer, or general partner of a principal underwriter who has knowledge of the investment activities of a series of a Trust. Because Mazama is only one of the investment advisers to a Trust, Access Persons under this Code will include only Mazama personnel. The Mazama Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Access Persons (see Appendix 2).

         The term "Investment Personnel" is generally defined by the Rule to include (i) any employee of a Trust or an investment adviser to a Trust who regularly participates in making recommendations regarding the purchase or sale of securities of a series of a Trust (a "Fund"); and
         (ii) any natural person who controls a Trust or an investment adviser to a Trust who obtains information concerning recommendations made to a Fund or other client account regarding the purchase or sale of securities by a Fund or other client account. As in the case of Access Persons, Investment Personnel under this Code will include only Mazama personnel. The Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Investment Personnel (see Appendix 2). Investment Personnel are also Access Persons.

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         The term "Personal Account" shall include each and every account wherein a Mazama employee influences or controls the investment decisions. A Mazama employee is deemed to influence or control the investment decisions if the account is for the benefit of (i) any employee; (ii) a spouse of any employee; (iii) any child under the age of 22 of an employee, whether or not residing with the employee; (iv) any other dependent of an employee residing in the same household with the employee; (v) any other account in which an employee has a beneficial interest. The employee may obtain a written exemption from the Personal Account designation by the Compliance Officer if the Officer determines that (i) the certifying employee does not influence the investment decisions for any specified account of such spouse, child, or dependent person; and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying employee has provided.

         The term "Publicly Traded Securities" includes (i) any equity or debt instrument traded on an exchange, through NASDAQ or through the "pink sheets;" (ii) any options to purchase or sell such equity or debt instrument; (iii) any index stock or bond group options that include such equity or debt instrument; and (iv) any option on such futures contracts; provided that the Publicly Traded Securities shall not include (a) equity securities issued by mutual funds (other than mutual funds for which Mazama acts as adviser) having total assets of at least $100,000,000; and (2) certificates of deposit, U.S. treasury bills and other U.S. government-issued debt instruments.

3.       GENERAL PROHIBITIONS UNDER THE RULE

         The Rule prohibits fraudulent activities by affiliated persons of Mazama. Specifically, it is unlawful for any of these persons to:

         (a) employ any device, scheme or artifice to defraud a Fund or other client account;

         (b) make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

         (c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund or other client account; or

         (d) to engage in any manipulative practice with respect to a Fund or other client account.

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4.       COMPLIANCE OFFICERS

         In order to meet the requirements of the Rule, this Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly and annual basis (the "Reports"). Mazama has appointed the following person to serve as the compliance officer (the "Compliance Officer"):

                  Name                             Title
                  ----                             -----
              Brian Alfrey                 Chief Operating Officer



         The Compliance Officer will receive and review Reports delivered in accordance with Section 5 below. In turn, the Compliance Officer will report to the Board any material violations of the Code of Ethics in accordance with Section 6 below.

         Any questions regarding Mazama's policies or procedures regarding insider trading, confidential information and conflicts of interest should be referred to the Compliance Officer.

5.       ACCESS PERSON REPORTS

         All Access Persons are required to submit the following reports to the Compliance Officer for THEMSELVES AND ANY IMMEDIATE FAMILY MEMBER residing at the same address. In lieu of providing the Quarterly Transaction Report, an Access Person may submit brokerage statements or transaction confirmations that contain duplicate information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Compliance Officer (see Appendix 3 for the form of an Authorization Letter):

         (a) Employee Certification. Within ten days of beginning employment and within the first thirty days of each year, each Access Person must report the following information:

               (1) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

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               (2)    The name of any broker, dealer or bank with whom the
                      Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

               (3)    The date the report is submitted by the Access Person.

               A form of the Employee Certification is attached as Appendix 4.

         (b) Quarterly Transaction Reports. Within ten days of the end of each calendar quarter, each Access Person must report the following information:

               (1) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                       (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                       (ii) The nature of the transaction (i.e., purchase, sale);

                       (iii) The price of the Covered Security at which the
                             transaction was effected;

                       (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

                       (v) The date that the report is submitted by the Access Person.

               (2) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access
                      Person:

                       (i) The name of the broker, dealer or bank with whom the Access Person established the account;

                       (ii)  The date the account was established; and

                       (iii) the date that the report is submitted by the Access
                             Person.

               A form of the Quarterly Transaction Report is attached as Appendix 5.



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6.       ADMINISTRATION OF THE CODE OF ETHICS -
         REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

         (a) Mazama must use reasonable diligence and institute policies and procedures reasonably necessary to prevent its Access Persons from violating this Code of Ethics;

         (b) The Compliance Officer shall circulate the Code of Ethics and receive an acknowledgement from each Access Person that the Code of Ethics has been read and understood;

         (c) The Compliance Officer shall review all Reports to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.

               No Access Person shall review his or her own Report(s). The Compliance Officer shall appoint an alternative to review his or her own Reports if the Compliance Officer is also an Access Person.

         (d) On an annual basis, the Compliance Officer shall prepare a written report describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Compliance Officer for review by the Board; and

         (e) On an annual basis, Mazama shall certify to the Board of Trustees of any Fund for which it serves as an adviser or subadviser that it has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

7.       COMPLIANCE WITH OTHER SECURITIES LAWS

         This Code of Ethics is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of
         Section 17 of the Investment Company Act prohibit various transactions between a registered investment company and affiliated persons, including the knowing sale or purchase of property to or from a registered investment company on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between an investment company and an affiliated person. Access Persons covered by this Code of Ethics are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or other client account or if a transaction directly or indirectly involves

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         themselves and a Trust other than the purchase or redemption of shares of a Fund or other client account or the performance of their normal business duties.

         In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on access persons and others in certain situations. It is expected that access persons will be sensitive to these areas of potential conflict, even though this Code of Ethics does not address specifically these other areas of fiduciary responsibility.

8.       PROHIBITED TRADING PRACTICES

         (a) No Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership if such security to his or her actual knowledge at the time of such purchase or sale:

               (1) is being considered for purchase or sale by a Fund or other client account;

               (2) is in the process of being purchased or sold by a Fund or other client account (except that an Access Person may participate in a bunched transaction with a Fund or other client account if the price terms are the same in accordance with trading policies and procedures adopted by Mazama); or

               (3) is in the process of being purchased or sold for a Fund or other client account, or for which an opposing transaction (purchase versus sale) is underway or has transpired within the prior 7 days. Access persons may purchase or sell securities immediately following transactions on behalf of a Fund or other client account if the transaction is on the same side of the market (i.e. purchasing a security that has been purchased by a Fund or other client account), subject to all other restrictions and requirements set forth in this Code and Mazama's policies and procedures governing trades by Investment Personnel.

         (b) Investment Personnel Mazama must obtain approval from the Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an IPO or Limited Offering.

         (c) No Access Person may trade ahead of a Fund or other client account in violation of this Code - a practice known as "frontrunning."

         (d) If both an officer, director or employee of Mazama and a client of Mazama are engaging in transactions involving a Publicly Traded Security


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               an actual or apparent conflict of interest could arise. In any situation where the potential for conflict exists, transactions for client accounts take precedence over transactions for Personal Accounts.

         (e) Before an officer, director or employee buys or sells a Publicly Traded Security for a Personal Account, he or she must; (i) confirm that he or she is not in receipt of any material, nonpublic information that would affect the price if that Publicly Traded Security; (ii) obtain approval of the Compliance Officer if the employee is purchasing or selling a security issued by a company with a total market capitalization less than $3 billion.

         (f) Employee trades may be aggregated with client trades only if; (i) aggregation is consistent with Mazama's duty to seek best execution; (ii) no account will be favored over any other account; (iii) an allocation report will be produced before entering an aggregated order; and (v) if an order is only partially filled, it will be allocated on a pro-rata basis.

         (g) The Compliance Officer shall review all employee transactions on a daily basis. Any transactions which are found to be in conflict with Mazama's fiduciary obligation to its clients will be subject to cancellation. The Compliance Officer shall retain all employee trading records as part of the books and records as required by the Advisers Act and the rules promulgated thereunder.

9.       SANCTIONS

         As to any material violation of this Code of Ethics, Mazama shall adopt trading policies and procedures that provide for sanctions of the Access Persons. Such sanctions may include, but are not limited to: (1) a written reprimand in the Access Person's employment file; (2) a suspension from employment; and/or (3) dismissal from employment.


ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.


By:
   -------------------------------------------------------------
Private Name:
             ---------------------------------------------------
Date:
     -----------------------------------------------------------

Note: Employee Acknowledgements are held on file at Mazama.


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                                   APPENDIX 1
                                   DEFINITIONS


       Access     (i) any director, trustee, officer, general partner or
       Person     Advisory Person of Mazama or a Fund; and (ii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered
                  Securities by a Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities. For purposes of this Code, only personnel of Mazama are Access
                  Persons.

     Advisory     (i) any employee of a Fund or Mazama (or of any company
       Person     in a control relationship to a Fund or Mazama) who, in
                  connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to a Fund or investment adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by a Fund.

      Control The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

      Covered     Includes any Security (see below) but does not include (i)
     Security     direct obligations of the Government of the United States;
                  (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (i.e., mutual funds).

         Fund     An investment company registered under the Investment
                  Company Act.

   Investment     (i) any employee of a Fund or Mazama (or of any company in a
    Personnel     control relationship to a Personnel Fund or investment
                  adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by a Fund; and (ii) any natural person who controls a Fund or Mazama and who obtains information concerning recommendations made to a Fund regarding the purchase or sale of securities by a Fund. For purposes of this Code, only personnel of Mazama are Investment Personnel.

      Limited     An offering that is exempt from registration under the
     Offering     Securities Act of 1933 (the "Securities Act") pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule
                  505, or Rule 506 under the Securities Act.



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        Personal  Includes each and every account wherein a Mazama employee
         Account  influences or controls the investment decisions. A
                  Mazama employee is deemed to influence or control the investment decisions if the account is for the benefit of (i) any employee; (ii) a spouse of any employee; (iii) any child under the age of 22 of an employee, whether or not residing with the employee; (iv) any other dependent of an employee residing in the same household with the employee; (v) any other account in which an employee has a beneficial interest. The employee may obtain a written exemption from the Personal Account designation by the Compliance Officer if the Officer determines that (i) the certifying employee does not influence the investment decisions for any specified account of such spouse, child, or dependent person; and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying employee has provided.

        Publicly  Includes (i) any equity or debt instrument traded on an
          Traded exchange, through NASDAQ or Securities through the "pink Securities sheets;" (ii) any options to purchase or sell such equity or debt instrument; (iii) any index stock or bond group options that include such equity or debt instrument; and (iv) any option on such futures contracts; provided that the Publicly-Traded Securities shall not include (a) equity securities issued by mutual funds (other than mutual funds for which the Company acts as adviser) having total assets under management of at least $100,000,000; and (2) certificates of deposit, U.S. treasury bills and other U.S. government-issued debt instruments.

     Purchase or  Includes, among other things, the writing of an option to
       Sale of a  purchase or sell a Covered Sale of a Security.
         Covered
        Security

        Security Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

   Security Held  (i) any Covered Security which, within the most recent [15]
        or to be days: (a) is or has been held or to be by a Fund; or (b) is Acquired by being or has been considered by a Fund or Mazama for purchase a Fund by a Acquired by a Fund; and (ii) any option to purchase or sell, and any security convertible into or Fund exchangeable for, a Covered Security described in paragraphs (a) or (b) above.



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                                   APPENDIX 2
                 LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL

                                                                                             IS THIS PERSON
                                                                          ACKNOWLEDGEMENT       ALSO AN
                                                                           OF RECEIPT OF      INVESTMENT
                NAME                                 TITLE                CODE OF ETHICS       PERSONNEL?
         ------------------              ------------------------------   ---------------    --------------
          RONALD A. SAUER                         PRESIDENT                   PENDING              Y

          HELEN M. DEGENER                 CHIEF INVESTMENT OFFICER           PENDING              Y

          BRIAN P. ALFREY                   VICE PRESIDENT / CHIEF            PENDING              Y
                                             OPERATING OFFICER

          STEPHEN C. BRINK                VICE PRESIDENT / DIRECTOR OF        PENDING              Y
                                                   RESEARCH

          JILL R. COLLINS                VICE PRESIDENT / MARKETING AND       PENDING              N
                                                CLIENT SERVICE

         CLAUDETTE DEBRUIN                 ASSISTANT VICE PRESIDENT /         PENDING              Y
                                                EQUITY TRADER

         GRETCHEN SCHROEDER                ASSISTANT VICE PRESIDENT /         PENDING              Y
                                                EQUITY ANALYST


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                                   APPENDIX 3
                          FORM OF AUTHORIZATION LETTER





                                      Date

Name of Broker
Address

         Re:  Brokerage Statements of [name of employee]

Ladies and Gentlemen:

         The above referenced person is an employee of Mazama Capital Management, Inc. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee's brokerage statements and transaction confirmations to:

                           Brian Alfrey
                           Mazama Capital Management, Inc.
                           One S.W. Columbia Street, Suite 1860
                           Portland, Oregon 97258

         Should you have any questions, please contact the undersigned at 503-944-6245.

                                            Very truly yours,




AUTHORIZATION:

         I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

                                    Signature:
                                              ---------------------------------
Name:
SSN:
Account Number:



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                                   APPENDIX 4
                             EMPLOYEE CERTIFICATION
 (complete within ten days of employment and the first thirty days of each year)
                       Date Submitted:
                                      ------------------

         I hereby certify that I have read and understand and agree to abide by the policies set forth in the Mazama Capital Management Compliance Manual and Code of Ethics.

         To meet the disclosure requirements of SEC Rule 206(4)-4 under the Advisers Act, I further certify that I have disclosed all legal and disciplinary events for which I am, or have been, personally involved, including information regarding any actions or fines by any Self-Regulatory Organization.

         To comply with the Personal Securities Transactions & Records Policy of the Compliance Manual and, if applicable, the Access Person reporting requirements of the firm's Code of Ethics, I further certify that I have directed each broker with whom I have an account to send to the Mazama Capital Management designated compliance officer duplicate copies of all confirmations and periodic statements relating to my account(s) and have complied with the reporting requirements of the policy and code of ethics. My initials below indicate my status in reporting personal securities transactions and holdings:

____________No member of my immediate family or household maintains any brokerage accounts or beneficially owns any securities that require reporting as indicated in the Personal Securities Transactions & Records Policy of the Compliance Manual.

____________Information regarding all securities accounts maintained by me or any member of my immediate family or household accompanies this certificate.

____________I have already disclosed all securities accounts maintained by me or any member of my immediate family or household to Mazama Capital Management and there have been no changes.

____________I have already disclosed securities accounts maintained by me or any member of my immediate family or household to Mazama Capital Management, but new account information is attached to the back of this certificate.



------------------------------------------------------------------------------
EMPLOYEE                                                         DATE




REVIEWED:
------------------------------------------------------------------------------
             (COMPLIANCE OFFICER SIGNATURE)                      DATE



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                                   APPENDIX 5
                          QUARTERLY TRANSACTION REPORT
                    (complete within ten days of the quarter)
                           Date Submitted:
                                          --------------

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE
      STATEMENTS

1.  TRANSACTIONS

 NAME OF COVERED                           NUMBER OF    NATURE OF TRANSACTION                          DATE OF
   SECURITY              BROKER              SHARES         (I.E, BUY, SALE)     PURCHASE PRICE      TRANSACTION
 ---------------         ------            ---------    ---------------------    --------------      -----------













2.  BROKERAGE ACCOUNTS OPENED DURING QUARTER


                   NAME OF INSTITUTION AND                       ACCOUNT              HAVE YOU REQUESTED
      ACCOUNT HOLDERS' NAME (I.E., YOU, SPOUSE, CHILD)           NUMBER              DUPLICATE STATEMENTS?
      -----------------------------------------------            -------             ---------------------














REVIEWED:
        -------------------------------------------
              (COMPLIANCE OFFICER SIGNATURE)

DATE:
     ----------------------------------------------



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                                   APPENDIX 6
                             ANNUAL HOLDINGS REPORT
                (to be completed within thirty days of each year)
                                Date:
                                    ----------------

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE
      STATEMENTS


1.       HOLDINGS

           Name of Covered Security                     Number of Shares                 Value of Security
           ------------------------                     ----------------                 -----------------















2.  BROKERAGE ACCOUNTS


                   NAME OF INSTITUTION AND                                          HAVE YOU REQUESTED
      ACCOUNT HOLDERS' NAME (I.E., YOU, SPOUSE, CHILD)          ACCOUNT NUMBER     DUPLICATE STATEMENTS?
      -----------------------------------------------           --------------     ---------------------















REVIEWED:
         -------------------------------------------
              (COMPLIANCE OFFICER SIGNATURE)

DATE:
     -----------------------------------------------


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